Independent Accountants' Consent


The Board of Directors
Trigen Energy Corporation:


     We consent to the use of our report incorporated herein by reference and to the reference to our firm under the heading "Experts" in the registration statement. Our report refers to the Company's adoption in 1995 of Statement of Financial Accounting Standard No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of."


                                   /s/ KPMG Peat Marwick LLP


Stamford, Connecticut
September 17, 1997